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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendments to Registration Statements on Form S-8 (No. 333-07012, No. 033-37573, No. 033-72568, No. 033-58749, No. 333-20333, No. 333-90967) pertaining to certain compensatory benefit plans of T. Rowe Price Group, Inc., of our report dated January 24, 2000, appearing on page 22 of the T. Rowe Price Associates, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, and our reports dated April 24, 2000, July 24, 2000, and October 25, 2000 (all issued pursuant to the provisions of Statement on Auditing Standards No. 71), appearing on page 8 of the T. Rowe Price Associates, Inc. Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively.

                                                 /s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
January 3, 2001